Exhibit (c)(iv)

July 13, 2025 Presentation to the Special Committee of the Board of Directors Project Arbutus PRELIMINARY DRAFT

PRELIMINARY DRAFT These materials have been prepared by one or more affiliates of Bank of America Corporation (“BAC” and, together with its affiliates, the “BAC Group”) for the client or potential client to whom these materials are directly addressed and delivered (the “Company”) for discussion purposes only in connection with an actual or potential mandate or engagement and remain subject to verification and to our further review and assessment from, inter alia, a legal, tax, compliance, accounting policy and risk perspective, as appropriate. These materials were designed for discussion with and consideration by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only when taken together with any other information, oral or written, provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered as, and are not intended to provide, any advice, recommendation or formal opinion with respect to, any transaction or any financial, strategic, business or other matter and do not constitute an offer or solicitation to sell or purchase any securities, nor do they constitute a commitment by BAC or any of its affiliates to provide, arrange, bookrun, underwrite or syndicate any financing for any transaction, to market, offer, place, sell, underwrite or purchase any security or to otherwise enter into any type of business relationship in connection herewith. None of BAC or its affiliates has provided or will provide legal, tax, compliance, accounting or risk advice to the Company or any recipient of these materials. These materials are not intended to provide any such advice or any consulting, rating agency or environmental, social and governance and sustainability (“ESG”) advice or ESG rating agency advice, nor are any materials provided by us intended to identify, evaluate or advise you as to any potential legal, reputational, regulatory compliance or other risks or as to the fairness, accuracy or completeness of your or any other party’s public disclosure. The information and any examples provided are illustrative, may not be reflected in the product or service you receive from BAC, and have not been evaluated or verified for effectiveness, quality, accuracy, completeness or risk and none of BAC or its affiliates is endorsing any particular approach to ESG, any particular ESG investment strategy or any particular ESG standards, ratings or metrics. These materials are subject to the Company’s own review and assessment from a legal, tax, compliance, accounting policy, financial, strategic, ESG, and risk perspective, as appropriate, and the Company should consult with its own legal, tax, compliance, accounting, financial, and ESG advisors prior to entering any transaction. The BAC Group may be engaged in certain business activities which could have increased investor, client, employee, regulatory scrutiny and/or scrutiny from other parties generally from an ESG perspective. Any ESG assessments or consideration of ESG factors by BAC in the services or information provided to you, will generally be reliant on data received from you or third parties (including ESG data vendors), which may be estimated or only consider certain ESG aspects and at certain points (rather than looking at the entire sustainability profile and actions of the Company/the BAC Group or its value chain). These materials are not intended to be legally binding or to give rise to any legal relationship between the recipient or any other person whatsoever and any person or entity within the BAC Group. No person or entity within the BAC Group will be responsible or liable (whether in tort, contract or otherwise) for any losses or damages, consequential or otherwise, that may be incurred or alleged by any person or entity as a result of these materials, any inaccurate, incomplete or misleading statement, error or omission in these materials, or any transaction (whether entered into or not) relating to or resulting from these materials, and these materials may not be used or relied upon for any purpose, other than as may be specifically agreed with us in writing. We assume no obligation to verify, update, correct or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure (whether under any securities laws or otherwise), are intended solely for review and consideration by the Company, and may not be, in whole or in part, reproduced, disseminated, quoted or referred to, or shown, transmitted, or otherwise given to, any person other than the Company’s authorized representatives, without our prior written consent. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of the information included in these materials (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management or other parties (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Any such estimates and forecasts may reflect assumptions and judgments that prove incorrect; there can be no assurance that any estimates or forecasts will be realized. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information, or of any other information in these materials, and nothing contained herein is, or shall be relied upon as, a representation, warranty or undertaking, whether as to the past, the present or the future. These materials may not reflect information known to other professionals in other business areas of the BAC Group. Any league tables referenced within these materials have been prepared using data sourced from external third-party providers as outlined in the relevant footnotes where applicable. The BAC Group comprises a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, in the United States and internationally, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other person that may be involved in a transaction. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of BAC. Lending, leasing, equipment finance, merchant services, derivatives and other commercial banking activities, and trading in certain financial instruments, are performed globally by banking affiliates or subsidiaries of BAC, including Bank of America, N.A., Member FDIC, or of the deposit protection scheme, if available, in the relevant jurisdiction, Equal Housing Lender. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates or subsidiaries of BAC (“Investment Banking Affiliates”), including, in the United States, BofA Securities, Inc which is a registered broker-dealer and Member of SIPC, and, in other jurisdictions, by locally registered entities (including Bank of America Europe Designated Activity Company, BofA Securities Europe SA and Merrill Lynch International). BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and a member of the NFA. Bank of America Europe Designated Activity Company is a wholly-owned subsidiary of BAC and is regulated by the Central Bank of Ireland. Products and services that may be referenced in these materials may be provided through one or more affiliates of BAC. Bank of America and BofA Securities entities and branches provide financial services to the clients of Bank of America and BofA Securities and may outsource/delegate the marketing and/or provision of certain services or aspects of services to other branches or members of the BAC Group. Your service provider will remain the entity/branch specified in your onboarding documentation and/or other contractual or marketing documentation even where you communicate with staff that operate from a different entity or branch which is acting for and on behalf of your contractual service provider in their communications with you. Some or all products and services offered by the BAC Group may be unavailable in certain jurisdictions, or may be available only on an offshore and/or reverse solicitation basis, and availability is subject to change without notice. The BAC Group does not perform in any jurisdiction banking activities that are reserved by local law to licensed or approved banks, except in those jurisdictions where its banking affiliates or subsidiaries have procured the necessary licenses or approvals. For those jurisdictions where they are not licensed to perform banking activities, all services/products are conducted on an offshore basis for Latin America and the Caribbean. Some or all of the products may not be available in certain jurisdictions and are subject to change without notice. This document and its content are for information purposes and shall not be interpreted as banking or financial intermediation, business solicitation and/or public offering of any kind. Investment products offered by Investment Banking Affiliates: This document is NOT a research report and is NOT a product of a research department and the material in this communication is not investment research or a research recommendation. This document is not prepared as or intended to be investment advice, and the content is not and should not be considered as investment advice under any circumstances. The BAC Group has adopted policies and guidelines designed to preserve the independence of our research analysts. These policies prohibit employees from, directly or indirectly, offering research coverage, a favorable research rating or a specific price target or offering to change a research rating or price target as consideration for or an inducement to obtain business or other compensation and prohibit research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of the specific BAC Group line of business providing you with these materials and no inference should be made that the views expressed represent the view of the firm’s research department. Any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction—including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any non-public commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)—on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56, as amended, which was signed into law October 26, 2001) and such other laws, rules and regulations as applicable within and outside the United States. For more information, including who your contractualservice provider is or will be, the terms and conditions that apply to the service(s), and information regarding external third-party data providers and the criteria and methodology used to prepare a league table, please contact your Bank of America or BofA Securities representative or relationship manager. Notice regarding Bank of America or BofA Securities entities outside of the United States: For Bank of America or BofA Securities entities outside the United States, please see additional information via the following link: https://www.bofaml.com/en-us/content/baml-disclaimer.html. Notice regarding Bank of America or BofA Securities entitiesin the EEA and UK: For Bank of America or BofA Securities entities in the European Economic Area and the United Kingdom, please see additional information via the following link: www.bofaml.com/mifid2. Disclosure regarding BofA Securities Europe SA: BofA Securities Europe SA (“BofASE SA”), with registered address at 51, rue La Boétie, 75008 Paris is registered under n° 842 602 690 RCS Paris. In accordance with the provisions of French Code Monétaire et Financier (Monetary and Financial Code), BofASE SA is an établissement de crédit et d’investissement (credit and investment institution) that is authorised and supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution (ACPR) and regulated by the ACPR and the Autorité des Marchés Financiers. BofASE SA’s share capital can be found at www.bofaml.com/BofASEdisclaimer. Notice for Argentina: “Merrill Lynch” is the trademark that Bank of America Corporation uses in the Republic of Argentina for capital markets, financial advisory and investment businesses, which are conducted by and through Merrill Lynch Argentina S.A. This entity does not conduct any activities subject to banking license, such as capturing deposits from the public. Notice for Brazil: Bank of America and BofA Securities’ Ombudsman*| Toll Free: 0800 886 2000 “BofA Securities” is the marketing name of Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários*, which is a broker-dealer registered in Brazil of Bank of America Corporation. * Bank of America Merrill Lynch Banco Múltiplo S.A. (the banking affiliate in Brazil of Bank of America Corporation) and Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários (the registered broker dealer in Brazil). Notice for Chile: Bank of America N.A., Oficina de Representacion (Chile), is a representative office in Chile of Bank of America N.A., supervised by the Comisión para el Mercado Financiero and authorized to promote in Chile select products and services that Bank of America N.A. provides outside of Chile. Neither Bank of America, N.A., nor its representative office in Chile, is authorized to carry out in Chile any activities that are reserved by Chilean law to locally licensed banks. Notice for Colombia: Bank of America N.A., Oficina de Representacion (Colombia), is a representative office in Colombia of Bank of America N.A., supervised by the Superintendencia Financiera de Colombia and authorized to promote in Colombia select products and services that Bank of America N.A. and BofA Securities, Inc. provides outside of Colombia. Neither Bank of America, N.A., nor its representative office in Colombia, is authorized to carry out in Colombia any activities that are reserved by Colombian law to locally licensed banks. Notice for Dubai International Financial Centre: Merrill Lynch International is authorised and regulated by the Dubai Financial Services Authority. Principal address is ICD Brookfield Place, Level 46, Dubai International Financial Centre, Dubai, United Arab Emirates. License no. CL0322, P.O. Box 506576, Dubai, United Arab Emirates. This communication is not for distribution to the public or a large number of persons, but is personal to named recipients; it is directed to professional and market customers and not to retail customers. The financial products/financial services to which this marketing material relates is only made available to customers who in the view of Merrill Lynch International meet the regulatory criteria to be a Client under DFSA Conduct of Business rules (COB 2.3). Please note that Merrill Lynch International does not deal with retail clients. Notice for Hong Kong: Bank of America, National Association, Hong Kong Branch, is a branch of a national banking association organized and existing with limited liability under the laws of the United States of America. Notice for Kingdom of Saudi Arabia: This marketing communication is issued and approved by the Merrill Lynch Kingdom of Saudi Arabia Company which is authorised and regulated by the Kingdom of Saudi Arabia Capital Market Authority ("CMA"). Principal address is Kingdom Tower, 22 Floor, 2239 Al-Orouba Road, Olaya, Unit No: 50, Ar Riyadh 12214-9597, Saudi Arabia. This communication includes information given in compliance with the Regulations of the CMA. This communication may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the regulations issued by the CMA. The CMA does not make any representation as to the accuracy or completeness of this communication, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this communication. This material is not to be distributed to, nor to be read by, retail clients. Notice for Mexico: Bank of America México, S.A., Institución de Banca Múltiple is a banking affiliate in Mexico of Bank of America Corporation and Merrill Lynch México, S.A. de C.V., Casa de Bolsa is a registered broker dealer affiliate in Mexico of Bank of America Corporation. Bank of America, National Association, Charlotte, Carolina del Norte, Estados Unidos de Norteamérica, Representación en México is a representative office in Mexico of Bank of America, N.A., supervised by the Mexico National Commission on Banking and Securities. Notice for Peru: Bank of America N.A., Oficina de Representacion (Peru), is a representative office in Peru of Bank of America N.A., supervised by the Superintendencia de Banca, Seguros y Administradoras Privadas de Fondos de Pensiones and authorized to promote in Peru select products and services that Bank of America N.A. and its investment banking affiliates provide outside of Peru. Neither Bank of America, N.A., nor its representative office in Peru, is authorized to carry out in Peru any activities that are reserved by Peruvian law to locally licensed banks. Notice for Qatar Financial Centre: Merrill Lynch International (QFC) Branch is licensed by the Qatar Financial Centre Regulatory Authority. Principal address is Tornado Tower, Level 22, West Bay, Doha, Qatar. QFC License no. 00258, P.O. Box 27774, Doha, Qatar. This communication is not for distribution to the public or a large number of persons, but is personal to named recipients; it is directed to eligible counterparty or business customers and not to retail customers. The financial products/financial services to which this marketing material relates is only made available to customers who in the view of Merrill Lynch International (QFC) Branch meet the regulatory criteria to be a Client under QFCRA Customer and Investor Protection Rules 2019. Please note that Merrill Lynch International (QFC) Branch does not deal with retail customers. Bank of America Europe DAC (“BofA Europe”) is a designated activity company limited by shares. It is registered in Ireland with registered number no. 220165 and registered address at Two Park Place, Hatch Street, Dublin 2. BofA Europe is a credit institution and is authorised and supervised by the European Central Bank and the Central Bank of Ireland. BofA Europe is regulated by the Central Bank of Ireland.[List of branches is at https://business.bofa.com/content/dam/boamlimages/documents/articles/ID17_1174/bofaml_entities_list.pdf. Bank of America, N.A. (“BANA”) is a national banking association organised and existing under the laws of the USA with charter number 13044 and with its registered address at 100 North Tryon Street, Charlotte, North Carolina 28202, USA. BANA (member of Federal Deposit Insurance Corporation (FDIC)) is authorised and regulated by the Office of the Comptroller of the Currency, and is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the FDIC, each in the USA. BANA has a London branch (“BANA London Branch”) with its principal place of business in the United Kingdom at 2 King Edward Street, London EC1A 1HQ, which is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority. Details about the extent of BANA London Branch’s regulation by the Prudential Regulation Authority are available from BANA London Branch on request. Notice for Indonesia: Bank of America, National Association, Jakarta Branch (“BANA Jakarta”), is a branch of a national banking association organized and existing with limited liability under the laws of the United States of America. In Indonesia, BANA Jakarta is licensed and under the supervision of the Indonesia Financial Services Authority (“Otoritas Jasa Keuangan” or“OJK”) and Bank Indonesia, and a participant of Deposit Insurance Corporation (“Lembaga Penjamin Simpanan” or "LPS”). PT Merrill Lynch Sekuritas Indonesia is licensed and supervised by OJK. Notice for Philippines: Bank of America, National Association, Manila Branch is regulated by Bangko Sentral ng Pilipinas. https://www.bsp.gov.ph. Deposits are insured by Philippine Deposit Insurance Corporation up to P500,000 per depositor. For queries or concerns, please contact Client Service Team at (+632) 88155100 or asia.sse-ph@bofa.com. ©2025 Bank of America Corporation. All rights reserved. 1/2025 Confidential Notice to Recipient Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

PRELIMINARY DRAFT 1 BofA Discussion Topics 1 2 Workstream Update Preliminary Perspectives on the Financial Model

PRELIMINARY DRAFT • Virtual Data Room • Vendor selected (Intralinks); data room stood-up on 7/9 • To be used initially for BofA information review • Buyer(s) information requests to be fulfilled upon review and approval from SC only • Financial Model • Preliminary management projections received by BofA on 7/9 • Initial projections review session held between management and BofA on 7/11 • Subsequent projections session(s) targeted for week of 7/14 • Valuation Perspectives • BofA developing preliminary valuation perspectives • To be refined based on SC-approved management projections • Received Inbound Call from EQT 2 A ◼ Week of July 14th: Financial model session(s) with management Upcoming Touchpoints B C 1 D Workstream Update

PRELIMINARY DRAFT

2 Preliminary Management Projections Overview

	Historicals	Management Projections						
	Fiscal Year Ending December 31,							CAGR
	2024A	2025E	2026E	2027E	2028E	2029E	2030E	'25E-'30E
Customer Experience	$1,328	$1,329	$1,329	$1,301	$1,261	$1,215	$1,165	(2.6%)
Trust & Safety	363	362	317	353	372	392	416	2.8%
AI & Data Solutions	398	452	539	640	752	870	1,001	17.2%
TDO	137	133	135	138	142	148	160	3.8%
Total Customer Experience Revenue	**$2,226**	**$2,276**	**$2,321**	**$2,432**	**$2,527**	**$2,625**	**$2,742**	**3.8%**
% Growth	*n.m.*	*2.2%*	*2.0%*	*4.8%*	*3.9%*	*3.9%*	*4.4%*	
Digital Solutions Revenue	**$432**	**$527**	**$596**	**$643**	**$703**	**$771**	**$852**	**10.1%**
% Growth	*n.m.*	*21.9%*	*13.2%*	*7.8%*	*9.4%*	*9.7%*	*10.5%*	
Total Revenue	**$2,658** (A)	**$2,802**	**$2,917**	**$3,074**	**$3,230**	**$3,396**	**$3,594**	**5.1%**
% Growth	*n.m.*	*5.4%*	*4.1%*	*5.4%*	*5.1%*	*5.2%*	*5.8%*	
Gross Profit	**$948**	**$977**	**$999**	**$1,046**	**$1,096**	**$1,149**	**$1,215**	**4.5%**
% Margin	*35.7%* (B)	*34.9%*	*34.2%*	*34.0%*	*33.9%*	*33.8%*	*33.8%*	
Adj. EBITDA (IFRS, Burdened by SBC)	**$481**	**$402**	**$405**	**$431**	**$454**	**$476**	**$506**	**4.7%**
% Margin	*18.1%* (C)	*14.3%*	*13.9%*	*14.0%*	*14.1%*	*14.0%*	*14.1%*	
(-) Estimated GAAP Lease Expense (1)	(96) (D)	(96)	(96)	(96)	(96)	(96)	(96)	--
(+) SBC	31	35	35	35	35	35	35	--
Adj. EBITDA (GAAP, Unburdened by SBC)	**$417**	**$341**	**$344**	**$370**	**$393**	**$415**	**$445**	**5.5%**
% Margin	*15.7%*	*12.2%*	*11.8%*	*12.0%*	*12.2%*	*12.2%*	*12.4%*	
Free Cash Flow (2)		**$119**	**$149**	**$157**	**$168**	**$172**	**$181**	**8.7%**
Free Cash Flow Conversion (3)		*27.3%*	*33.8%*	*33.8%*	*34.3%*	*33.7%*	*33.5%*	

Selected Cash Flow Items		2025E	2026E	2027E	2028E	2029E	2030E
Acquisition, Integration, and Other		**($90)**	**($47)**	**($47)**	**($47)**	**($47)**	**($47)**
% Revenue		*(17.1%)*	*(7.8%)*	*(7.3%)*	*(6.6%)*	*(6.0%)*	*(5.5%)*
Capex		**($125)**	**($131)**	**($138)**	**($145)**	**($153)**	**($162)**
% Revenue		*(4.5%)*	*(4.5%)*	*(4.5%)*	*(4.5%)*	*(4.5%)*	*(4.5%)*
Change in NWC		**$40**	**$27**	**$19**	**$15**	**$8**	**($1)**
% Change in Revenue		*27.9%*	*23.2%*	*12.2%*	*9.9%*	*4.6%*	*(0.7%)*

Assumptions

A **Revenue CAGR:** 5.1% growth driven by AI&DS and TDS revenue growth of 17% and 10% (35% to 52% of combined mix), partly offset by CXM

- CXM services growth slightly below market, driven by TELUS impact. External CXM growth above market and in-line with peers, driven by forecasted gains from vendor consolidation, increased offshore mix and service mix, partially offset by churn and pricing pressures
- TS&S growth lower than market and peers, based on higher content moderation service mix
- AI&DS growth lower than market, reflecting higher data labelling annotation mix and customer concentration mix. Growth expected to exceed peers based on capabilities
- TDS growth in-line with market as external business outpaces the market, while TELUS business lags. External business growth outpacing peers based on relative size of revenue base, CX digitization capabilities, and application services growth

B **Gross Margin %:** slight contraction from pricing pressure in certain lines of business

C **Adj. EBITDA Margin %:** reflects flow-through of Gross Margin % pressures, offset by cost efficiency programs

D **Estimated U.S. GAAP Lease Expense:** Assumed constant at 2024A level. To be confirmed with management

TELUS Exposure

- Revenue ('25E): $735mm (26.2% Total)
- Gross Profit ('25E): $268mm (27.4% Total)
- Net Payable to TELUS (Q1'25): $229mm (4)

Source: Preliminary Management Projections per TELUS Digital management as of 07/09/2025.
Note: U.S. Dollars in millions.
(1) Approximation of U.S. GAAP-equivalent lease expense, 2024A interest on leases ($31mm) & depreciation on ROU assets ($65mm) remain constant over forecast period for illustrative purposes.
(2) Defined by company model as Adj. EBITDA (IFRS, Unburdened by SBC), less AIO (Acquisition, Integration, and Other), less capex, less lease payments, and less changes in NWC.
(3) Calculated as Free Cash Flow / EBITDA (IFRS, Unburdened by SBC).
(4) Includes $260mm payable to TELUS and $31mmm receivable from TELUS.

3

PRELIMINARY DRAFT Preliminary Mgmt. Projections (07/09/2025) Wall Street Consensus Δ (Preliminary Mgmt. Projections vs. Consensus) 2025E 2026E 2027E 2025E 2026E 2027E 2025E 2026E 2027E Revenue $2,802 $2,917 $3,074 $2,718 $2,811 $2,997 $84 $106 $77 % Growth 5.4% 4.1% 5.4% 2.3% 3.4% 6.6% 316bps 67bps (122bps) Gross Profit $977 $999 $1,046 $962 $1,017 $1,069 $14 ($18) ($23) % Margin 34.9% 34.2% 34.0% 35.4% 36.2% 35.7% (55bps) (193bps) (166bps) Adj. EBITDA (IFRS, Burdened for SBC) $402 $405 $431 $397 $429 $506 $5 ($24) ($75) % Margin 14.3% 13.9% 14.0% 14.6% 15.2% 16.9% (25bps) (137bps) (286bps) (1) (2) 4 Comparison of Preliminary Management Projections to Wall Street Consensus 2 ____________________ Source: Preliminary Management Projections per TELUS Digital management as of 07/09/2025. Note: U.S. Dollars in millions. (1) Reflective of Preliminary Management Projections per TELUS Digital management received on 07/09/2025. (2) Reflective of Wall Street Consensus as of 07/10/2025.

PRELIMINARY DRAFT 3.4% 4.1% 7.9% 15.6% 3.1% 2.5% (1.1%) NA 7.7% 5.0% 2.3% 5.4% 12.2% 15.9% 6.2% 2.1% 1.7% (7.7%) 5.1% 5.9% 5 Selected Public Companies Benchmarking 2025E Revenue Growth ____________________ Source: Company filings, Preliminary Management Projections per TELUS Digital management as of 07/09/2025 and FactSet as of 07/10/2025. Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis. (1) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025. (2) EUR / USD exchange rate of 1.168 as of 07/10/2025. (3) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics. (4) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics. 2 2026E Revenue Growth (Consensus) (Management) (Consensus) (Proxy) (2) (1) Diversified BPO Peers(3) Digital Eng. / IT Services Peers(4) (Consensus) (Management) (Consensus) (Proxy) (2) (1) Diversified BPO Peers(3) Median: 1.9% Median: 2.5% For Reference Only Digital Eng. / IT Services Peers(4) U.S. GAAP Basis

PRELIMINARY DRAFT

2 Selected Public Companies Benchmarking (Cont'd)

U.S. GAAP Basis

2025E Adj. EBITDA[1] Margin



For Reference Only
12.4%
12.2%
21.0%
21.1%
16.7%
15.7%
12.9%
10.9%
Median: 14.3%
20.0%
17.3%
TELUS Digital (Consensus GAAP)
TELUS Digital (Management GAAP)[1]
TaskUs (Consensus)
TaskUs (Proxy)[2]
Teleperformance[3]
concentrix
ibex.
ttec
Diversified BPO Peers[4]
Digital Eng. / IT Services Peers[5]

2026E Adj. EBITDA[1] Margin



13.6%
11.8%
21.8%
21.0%
16.8%
15.9%
11.2%
NA
Median: 15.9%
20.3%
17.3%
TELUS Digital (Consensus GAAP)
TELUS Digital (Management GAAP)[1]
TaskUs (Consensus)
TaskUs (Proxy)[2]
Teleperformance[3]
concentrix
ttec
ibex.
Diversified BPO Peers[4]
Digital Eng. / IT Services Peers[5]

Source: Company filings, Preliminary Management Projections per TELUS Digital management as of 07/09/2025 and FactSet as of 07/10/2025.
Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis.
(1) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets. Management GAAP case based on TELUS Digital Company model received on 07/09/2025. IFRS to GAAP reconciliation to be reviewed with TELUS Digital management.
(2) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.
(3) EUR / USD exchange rate of 1.168 as of 07/10/2025. Teleperformance Adj. EBITDA adjusted to GAAP accounting standards from IFRS.
(4) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics.
(5) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics.

6

PRELIMINARY DRAFT

2 Selected Public Companies Benchmarking (Cont'd)

U.S. GAAP Basis

For Reference Only

2025E Capital Intensity[1]



4.2%
4.5%
5.7%
5.5%
3.6%
2.9%
2.5%
2.1%
Median: 2.7%
2.4%
1.6%
TELUS Digital (Consensus)
TELUS Digital (Management)
TaskUs (Consensus)
TaskUs (Proxy)(2)
ibex.
Teleperformance(3)
concentrix
ttec
Diversified BPO Peers(4)
Digital Eng. / IT Services Peers(5)

2026E Capital Intensity[1]



3.8%
4.5%
4.2%
3.8%
3.0%
2.6%
2.5%
NA
Median: 2.6%
2.4%
1.9%
TELUS Digital (Consensus)
TELUS Digital (Management)
TaskUs (Consensus)
TaskUs (Proxy)(2)
Teleperformance(3)
concentrix
ttec
ibex.
Diversified BPO Peers(4)
Digital Eng. / IT Services Peers(5)

Source: Company filings, Preliminary Management Projections per TELUS Digital management as of 07/09/2025 and FactSet as of 07/10/2025.

Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis.

(1) Capital Intensity represents Capex divided by Revenue.

(2) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

(3) EUR / USD exchange rate of 1.168 as of 07/10/2025.

(4) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics.

(5) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics.

7

PRELIMINARY DRAFT

2 Selected Public Companies Benchmarking (Cont'd)

U.S. GAAP Basis

For Reference Only

2025E FCF Conversion[1]



65.9%
63.3%
73.0%
74.0%
84.3%
82.6%
80.4%
71.9%
Median:
81.5%
86.0%
90.4%
TELUS Digital (Consensus GAAP)[2]
TELUS Digital (Management GAAP)[2]
TaskUs (Consensus)
TaskUs (Proxy)[3]
concentrix
Teleperformance[4]
ttec
ibex.
Diversified BPO Peers[4]
Digital Eng. / IT Services Peers[5]

2026E FCF Conversion[1]



72.0%
61.8%
80.7%
81.9%
83.8%
81.9%
77.8%
NA
Median:
81.9%
87.6%
89.8%
TELUS Digital (Consensus GAAP)[2]
TELUS Digital (Management GAAP)[2]
TaskUs (Consensus)
TaskUs (Proxy)[3]
concentrix
Teleperformance[4]
ttec
ibex.
Diversified BPO Peers[4]
Digital Eng. / IT Services Peers[5]

Source: Company filings, Preliminary Management Projections per TELUS Digital management as of 07/09/2025 and FactSet as of 07/10/2025.

Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis.

(1) FCF Conversion represents Adj. EBITDA minus Capex divided by Adj. EBITDA.

(2) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets. Management GAAP case based on TELUS Digital Company model received on 07/09/2025. IFRS to GAAP reconciliation to be reviewed with TELUS Digital management.

(3) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

(4) EUR / USD exchange rate of 1.168 as of 07/10/2025. Teleperformance Adj. EBITDA adjusted to GAAP accounting standards from IFRS.

(5) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics.

(6) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics.

8